Registration No. 333-

As filed with the Securities and Exchange Commission on June 16, 2005

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

REGENCY CENTERS CORPORATION

(Exact Name of registrant as specified in its charter)

Florida	59-3191743
(State or other jurisdiction of incorporation or organization)	(we.R.S. Employer Identification No.)

121 West Forsyth, Suite 200, Jacksonville, Florida 32202

(Address of principal executive offices) (zip code)

Regency Centers Corporation

Amended and Restated Long Term Omnibus Plan

(Full title of the Plan)

J. Christian Leavitt

Senior Vice President

121 West Forsyth Street, Suite 200

Jacksonville, Florida 32202

(904) 356-7000

(Name and address of agent for service)

Copy to:

Linda Y. Kelso, Esq.

Foley & Lardner LLP

One Independent Drive, Suite 1300

Jacksonville, Florida 32202

(904) 359-2000

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered(1)	Proposed Maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, $0.01 par value per share	2,826,106 shares	$(2)	$(2)	$17,153.89

(1)	Plus such indeterminate number of additional shares as may become available for sale pursuant to the anti-dilution provisions contained in the Plan.
(2)	Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the registration fee for the shares covered by this Registration Statement has been calculated based on (i) 1,525,504 shares subject to outstanding options with an average exercise price of $45.47 per share and (ii) 1,300,602 shares reserved for future grants under the plan, for which the fee has been calculated using $58.73 per share, the average of the high and low prices of the registrant’s common stock as reported on the New York Stock Exchange on June 13, 2005.

This Registration Statement is being filed pursuant to Instruction E of Form S-8 and incorporates by reference the Registration Statement previously filed with respect to this Plan on Form S-8 (Registration No. 333-55062).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 15th day of June, 2005.

REGENCY CENTERS CORPORATION
(Registrant)

/s/ Martin E. Stein, Jr.
Martin E. Stein, Jr., Chairman of the Board and Chief Executive Officer

SPECIAL POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the Signature Page to this Registration Statement constitutes and appoints Martin E. Stein, Jr., Mary Lou Fiala, Bruce M. Johnson and J. Christian Leavitt, and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any amendment or registration statement filed pursuant to Rule 462, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature)	(Title)	(Date)
/s/ Martin E. Stein, Jr. Martin E. Stein, Jr.	Chairman of the Board and Chief Executive Officer)	June 15, 2005

/s/ Mary Lou Fiala Mary Lou Fiala	Chief Operating Officer and Director	June 15, 2005

/s/ Bruce M. Johnson Bruce M. Johnson	Managing Director, Principal Financial Officer and Director	June 15, 2005

/s/ J. Christian Leavitt J. Christian Leavitt	Senior Vice President, Secretary, Treasurer and Principal Accounting Officer	June 15, 2005

/s/ Raymond L. Bank Raymond L. Bank	Director	June 15, 2005

/s/ C. Ronald Blankenship C. Ronald Blankenship	Director	June 15, 2005

/s/ A.R. Carpenter A.R. Carpenter	Director	June 15, 2005

/s/ J. Dix Druce, Jr. J. Dix Druce, Jr.	Director	June 15, 2005

/s/ Douglas S. Luke Douglas S. Luke	Director	June 15, 2005

/s/ John C. Sweitzer John C. Sweitzer	Director	June 15, 2005

/s/ Thomas G. Wattles Thomas G. Wattles	Director	June 15, 2005

/s/ Terry N. Worrell Terry N. Worrell	Director	June 15, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Regency Centers Corporation Amended and Restated Long Term Omnibus Plan(1)

4.2	Amendment No. 1 to Regency Centers Corporation Long Term Omnibus Incentive Plan(2)

4.3	Form of Stock Rights Award Agreement(3)

4.4	Form of Nonqualified Stock Option Agreement(4)

4.5	Form of Option Award Agreement for Key Employees(5)

4.6	Form of Option Award for Non-Employee Directors(5)

5.1	Opinion of Foley & Lardner LLP

23.1	Consent of KPMG LLP

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5)

24	Powers of Attorney (included in signature pages)

(1)	Incorporated by reference to Appendix 1 to Regency Centers Corporation’s 2003 annual meeting proxy statement filed April 3, 2003.
(2)	Incorporated by reference to Exhibit 10(a)(i) to Regency Centers Corporation’s Form 10-K filed March 12, 2004.
(3)	Incorporated by reference to Exhibit 10(b) Regency Centers Corporation’s Form 10-K filed March 16, 2005.
(4)	Incorporated by reference to Exhibit 10(c) Regency Centers Corporation’s Form 10-K filed March 16, 2005.
(5)	Included as an exhibit to Pre-effective Amendment No. 2 to Regency Centers Corporation’s registration statement on Form S-11 filed October 5, 1993 (33-67258), and incorporated herein by reference.